                                                                    EXHIBIT 99.1



CONTACT:  Michael Berman                                 FOR IMMEDIATE RELEASE
          (312) 279-1496                                 July 17, 2006



                       ELS REPORTS SECOND QUARTER RESULTS
                SOLID CORE PERFORMANCE; RENEWS CREDIT FACILITIES

         CHICAGO, IL -- JULY 17, 2006 -- Equity LifeStyle Properties, Inc. (NYSE: ELS) announced results for the quarter and six months ended June 30, 2006.

    a)   Financial Results

         For the second quarter of 2006, Funds From Operations ("FFO") were $16.3 million or $0.54 per share on a fully diluted basis, compared to $17.3 million or $0.58 per fully diluted share for the same period in 2005. For the six months ended June 30, 2006, FFO were $43.9 million or $1.45 per share on a fully diluted basis, compared to $42.7 million or $1.42 per fully diluted share for the same period in 2005.

         Net income available to common stockholders totaled $1.2 million or $0.05 per fully diluted share for the quarter ended June 30, 2006. This compares to net income available to common stockholders of $2.5 million or $0.11 per fully diluted share for the second quarter of 2005. Net income available to common stockholders totaled $11.3 million or $0.47 per fully diluted share for the six months ended June 30, 2006. This compares to net income available to common stockholders of $11.2 million or $0.48 per fully diluted share for the six months ended June 30, 2005. The attachment to this press release reconciles FFO to net income, the most directly comparable GAAP measure.

         The results for the quarter and six months ended June 30, 2005 included a one-time gain from refinancing proceeds from a joint venture of approximately $1.2 million of FFO or approximately $0.9 million of net income available to common stockholders.

    b)   Portfolio Performance

         For the second quarter of 2006, property operating revenues were approximately $84.2 million, compared to $75.2 million for the second quarter of 2005. Property operating revenues for the six months ended June 30, 2006 were $174.6 million, compared to $160.4 million for the same period in 2005.

           For the quarter ended June 30, 2006, Core(1) property operating revenues increased approximately 4.5 percent, while operating expenses increased approximately 7.0 percent, over the same period in 2005. Net Core property operating income increased approximately 2.3 percent over the same period last year. For the six months ended June 30, 2006, Core property operating revenues increased 4.2 percent, while operating expenses increased 6.0 percent and net Core property operating income increased 2.9 percent, over the same period last year.

         For the quarter ended June 30, 2006, the Company had 193 new home sales (excluding 15 third-party dealer sales), an approximate 6.0 percent increase over the quarter ended June 30, 2005. Gross revenues from home sales were approximately $18.1 million for the quarter ended June 30, 2006, compared to approximately $17.5 million for the quarter ended June 30, 2005. Net income from sales operations was approximately $0.6 million for the quarter ended June 30, 2006, compared to approximately $0.4 million for the quarter ended June 30, 2005. For the six months ended June 30, 2006, the Company had 325 new home sales (excluding 29 third-party dealer sales), an approximate 8.0 percent increase over the six months ended June 30, 2005. Gross revenues from home sales were approximately $30.0 million for the six months ended June 30, 2006, compared to approximately $27.7 million for the same period last year. Net income from sales operations was approximately $2.3 million for the six months ended June 30, 2006, compared to approximately $2.0 million for the six months ended June 30, 2005.

    c)   Asset-Related Transactions

         The Company currently has four all-age properties held for disposition and is in various stages of negotiations for sale of those properties. The Company plans to reinvest sale proceeds or reduce its outstanding lines of credit with the sale proceeds. One of the properties held for disposition, Del Rey in Albuquerque, New Mexico, was under contract to be sold for $16.5 million to a single-family home builder. The contract terminated on July 13, 2006, and the Company retained a $1 million non-refundable deposit. The Company is evaluating other indications of interest with respect to Del Rey.

         During the second quarter of 2006, the Company closed on the previously announced exchange of two all-age properties located in Indiana, previously designated as held for disposition, containing 495 sites, together with $5.0 million, for the purchase of seven lifestyle-oriented properties with 1,594 sites, including 950 acres of developable expansion land. The seven properties are located in Florida, New York, North Carolina, South Carolina, Michigan, Kentucky and Alabama and have been leased to Privileged Access.

         In April 2006, Indian Wells, a 350-site joint venture property located in Indio, California, was sold. The Company recognized a net gain of approximately $0.9 million this quarter as a result of the exchange of the two Indiana properties and the sale of Indian Wells. These gains are excluded from the Company's FFO.

         In June 2006, we closed on the acquisition of Tranquil Timbers, a 270-site resort property located in Door County, Wisconsin, for a purchase price of $2.8 million.

    d)   Privileged Access

         As of June 30, 2006, the Company has leased 20,259 sites to Privileged Access. The sites are comprised of 18,535 sites at 59 Thousand Trails properties, 1,594 sites at the seven recently acquired


---------------------
(1) Properties we owned for the same period in both years.

properties noted above and 130 sites at Tropical Palms Resort. Tropical Palms is a 541-site resort property near Orlando, Florida.

    e)   Balance Sheet

         The Company's average long-term secured debt balance was approximately $1.6 billion for the quarter ended June 30, 2006, with a weighted average interest rate of approximately 6.0 percent per annum. Our unsecured debt balance currently consists of approximately $140 million outstanding on our lines of credit, and current availability is approximately $135 million. Interest coverage was approximately 1.8 times in the quarter ended June 30, 2006.

         The Company recently renewed its unsecured debt. A syndicated term loan and $160 million in lines of credit was replaced with $275 million in lines of credit with a four-year maturity and one-year extension option, bearing interest at LIBOR plus 1.20 percent with a 0.15 percent facility fee. The renewal increases our financial flexibility and lowers our credit spread. The interest rate on the term loan was LIBOR plus 1.75 percent and the $160 million lines of credit had an interest rate of LIBOR plus 1.65 percent and had a 0.15 percent unused fee. The interest rate on $100 million of the outstanding balance on the new lines of credit is fixed at 6.18 percent per annum through mid-December 2006.

    f)   Guidance

         The Company projects 2006 fully diluted FFO per share to be in the range of $2.70 - $2.75. The Company continues to expect inflationary pressures to impact its expenses. The Company expects Core portfolio property operating revenues to increase approximately 4.0 -- 4.25 percent and net Core portfolio property operating income to grow approximately 2.5 - 3.0 percent. Our overall interest rate (including amortization expense) is approximately 6.2 percent per annum. The Company makes no assumptions concerning future acquisitions.

         The Company recently conducted a three-year prospective review of its business and expects a positive operating environment in 2007 and beyond. In 2007, the Company expects its Core portfolio to operate in line with its historical growth patterns. However, the Company expects cost pressures, primarily related to insurance and utilities, to continue to impact performance. Short-term interest rates have increased almost 1.0 percent in the last six months and approximately 2.0 percent in the last twelve months. Short-term interest rates will impact the Company's borrowing costs and its 2007 financial results.

         Factors impacting 2006 and 2007 guidance include: i) mix of site usage within the portfolio; ii) yield management on short-term resort sites; iii) scheduled or implemented rate increases; and iv) occupancy changes. Results for 2006 and 2007 also may be impacted by, among other things: i) continued competitive housing options and new home sales initiatives impacting occupancy levels at certain properties; ii) variability in income from home sales operations, including anticipated expansion projects; iii) potential effects of uncontrollable factors such as hurricanes; iv) potential acquisitions, investments and dispositions; v) changes in interest rates; and vi) the Company's continued initiatives regarding rent control legislation in

California and related legal fees. Quarter-to-quarter results during the year are impacted by seasonality at certain of the properties.

         This news release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to: in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial markets volatility; in the all-age properties, results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing, and competition from alternative housing options including site-built single-family housing; our ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions; our assumptions about rental and home sales markets; the completion of pending acquisitions and timing with respect thereto; the effect of interest rates as well as other risks indicated from time to time in our filings with the SEC. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

         Equity LifeStyle Properties, Inc. owns or has an interest in 294 quality properties in 30 states and British Columbia consisting of 108,440 sites. We are a self-administered, self-managed, real estate investment trust
(REIT) with headquarters in Chicago.

         A live webcast of Equity LifeStyle Properties, Inc.'s conference call discussing these results will be available via our website in the Investor Info section at www.equitylifestyle.com at 10:00 a.m. Central Time on July 18, 2006. The conference call will be limited to questions and answers from interested parties.
                                       ###
         Tables follow

                       EQUITY LIFESTYLE PROPERTIES, INC.
                            SELECTED FINANCIAL DATA
                                  (UNAUDITED)
                (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)


                                                                  QUARTERS ENDED                    SIX MONTHS ENDED
                                                            JUNE 30,          JUNE 30,         JUNE 30,           JUNE 30,
                                                             2006               2005             2006              2005
                                                           ---------         ---------         ---------         ---------
PROPERTY OPERATIONS(1):
  Community base rental income...........................  $  56,409         $  53,041         $ 111,739         $ 105,960
  Resort base rental income..............................     19,999            15,223            46,907            39,794
  Utility and other income...............................      7,769             6,936            15,913            14,634
                                                           ---------         ---------         ---------         ---------
     Property operating revenues.........................     84,177            75,200           174,559           160,388

  Property operating and maintenance.....................     29,544            24,510            57,261            50,804
  Real estate taxes......................................      6,753             6,286            13,351            12,446
  Property management....................................      4,374             3,966             9,226             7,615
                                                           ---------         ---------         ---------         ---------
     Property operating expenses.........................     40,671            34,762            79,838            70,865
                                                           ---------         ---------         ---------         ---------
     Income from property operations.....................     43,506            40,438            94,721            89,523

HOME SALES OPERATIONS:
  Gross revenues from inventory home sales...............     18,068            17,450            30,001            27,687
  Cost of inventory home sales...........................    (15,793)          (15,623)          (26,104)          (24,570)
                                                           ---------         ---------         ---------         ---------
     Gross profit from inventory home sales..............      2,275             1,827             3,897             3,117
  Brokered resale revenues, net..........................        618               813             1,275             1,417
  Home selling expenses..................................     (2,449)           (2,224)           (4,923)           (4,262)
  Ancillary services revenues, net.......................        199               (13)            2,002             1,710
                                                           ---------         ---------         ---------         ---------
     Income from home sales and other....................        643               403             2,251             1,982

OTHER INCOME AND EXPENSES:
  Interest income........................................        555               312               840               683
  Income from other investments, net.....................      4,779             4,347             9,283             8,396
  Equity in income of unconsolidated joint ventures......        854             3,401             2,605             4,544
  General and administrative.............................     (3,578)           (3,815)           (6,801)           (6,685)
  Rent control initiatives...............................       (204)              (43)             (298)             (613)
                                                           ---------         ---------         ---------         ---------
     Operating income (EBITDA)...........................     46,555            45,043           102,601            97,830

  Interest and related amortization......................    (26,261)          (25,003)          (50,886)          (50,002)
  Income from discontinued operations....................        193               554               437             1,173
  Depreciation on corporate assets.......................       (102)             (223)             (211)             (439)
  Income allocated to Preferred OP Units.................     (4,038)           (3,056)           (8,068)           (5,912)
                                                           ---------         ---------         ---------         ---------
     FUNDS FROM OPERATIONS (FFO).........................  $  16,347         $  17,315         $  43,873         $  42,650

  Depreciation on real estate and other costs............    (15,101)          (13,761)          (29,475)          (27,259)
  Depreciation on unconsolidated joint ventures..........       (559)             (398)           (1,006)             (824)
  Depreciation on discontinued operations................        ---               ---               ---              (329)
  Gain on sale of properties.............................        852               ---               852               ---
  Income allocated to Common OP Units....................       (320)             (669)           (2,963)           (3,042)
                                                           ---------         ---------         ---------         ---------
     NET INCOME AVAILABLE TO COMMON SHARES...............  $   1,219         $   2,487         $  11,281         $  11,196
                                                           =========         =========         =========         =========

NET INCOME PER COMMON SHARE -- BASIC.....................  $    0.05         $    0.11         $    0.48         $    0.49
NET INCOME PER COMMON SHARE -- FULLY DILUTED.............  $    0.05         $    0.11         $    0.47         $    0.48
                                                           ---------         ---------         ---------         ---------

FFO PER COMMON SHARE -- BASIC............................  $    0.55         $    0.59         $    1.48         $    1.45
FFO PER COMMON SHARE -- FULLY DILUTED....................  $    0.54         $    0.58         $    1.45         $    1.42
                                                           ---------         ---------         ---------         ---------

Average Common Shares -- Basic...........................     23,384            23,042            23,358            23,008
Average Common Shares and OP Units -- Basic..............     29,585            29,356            29,562            29,333
Average Common Shares and OP Units -- Fully Diluted......     30,205            29,974            30,197            29,934
                                                           ---------         ---------         ---------         ---------


----------------------
(1) Certain reclassifications have been made to prior periods in order to conform with current period presentation.

                       EQUITY LIFESTYLE PROPERTIES, INC.
                                  (UNAUDITED)


                                                       AS OF                   AS OF
                                                      JUNE 30,              DECEMBER 31,
TOTAL COMMON SHARES AND OP UNITS OUTSTANDING:           2006                    2005
                                                  -----------------      -----------------
Total Common Shares Outstanding................        23,393,229            23,295,956
Total Common OP Units Outstanding..............         6,197,212             6,207,471


SELECTED BALANCE SHEET DATA:                           JUNE 30,             DECEMBER 31,
                                                         2006                  2005
                                                  (amounts in 000s)      (amounts in 000s)
                                                  -----------------      -----------------
Total real estate, net.........................   $     1,885,657        $    1,774,242
Cash and cash equivalents......................   $           945        $          610
Total assets (1)...............................   $     2,058,069        $    1,948,874

Mortgage notes payable.........................   $     1,573,682        $    1,500,581
Unsecured debt.................................   $       148,000        $      137,700
Total liabilities..............................   $     1,806,293        $    1,706,979
Minority interest..............................   $       212,033        $      209,379
Total stockholders' equity.....................   $        42,747        $       32,516


MANUFACTURED HOME SITE FIGURES AND             QUARTERS ENDED             SIX MONTHS ENDED
OCCUPANCY AVERAGES: (2)                   JUNE 30,       JUNE 30,       JUNE 30,       JUNE 30,
                                            2006           2005           2006           2005
                                          -------        -------        -------        -------
Total Sites............................    44,106         42,754         43,494         42,746
Occupied Sites.........................    39,672         38,581         39,194         38,660
Occupancy %............................      89.9%          90.2%          90.1%          90.4%
Monthly Base Rent Per Site.............   $473.96        $458.27        $475.15        $456.80
Core Monthly Base Rent Per Site........   $479.44        $458.27        $477.69        $456.80




                                               QUARTERS ENDED              SIX MONTHS ENDED
HOME SALES: (2)                           JUNE 30,       JUNE 30,       JUNE 30,       JUNE 30,
($ in thousands)                           2006            2005           2006           2005
                                          -------        -------        -------        -------
New Home Sales Volume (3)..............       208            186            354            313
New Home Sales Gross Revenues..........   $17,351        $16,253        $28,688        $25,856

Used Home Sales Volume (4).............       104             92            180            138
Used Home Sales Gross Revenues.........   $   717        $ 1,197        $ 1,313        $ 1,831

Brokered Home Resale Volume............       377            439            744            808
Brokered Home Resale Revenues, net.....   $   618        $   813        $ 1,275        $ 1,417



(1) Includes hurricane related costs recoverable from insurance providers of $3.2 million.
(2) Results of continuing operations.
(3) Quarter and six months ended June 30, 2006 includes 15 and 29 third-party dealer sales, respectively. Quarter and six months ended June 30, 2005 includes 4 and 13 third-party dealer sales, respectively.
(4) Quarter and six months ended June 30, 2006 include two third-party dealer sales. There were no third-party dealer sales of used homes for the six months ended June 30, 2005.

                        EQUITY LIFESTYLE PROPERTIES, INC.
                                   (UNAUDITED)


         ANNUAL REVENUE RANGES:

                                                   TOTAL SITES AS OF                         APPROXIMATE ANNUAL
                                                                                             REVENUE RANGE (1)
                                   6/30/06              3/31/06             12/31/05               2006
                              (rounded to 000s)    (rounded to 000s)    (rounded to 000s)
                              -----------------    -----------------    -----------------    ------------------
Community sites (2)                 45,700               46,200                44,900          $5,700 - $5,800 (3)
Resort sites:
  Annuals..................         18,800               18,700                15,500          $3,000 - $3,200
  Seasonal.................          8,000                8,000                 8,000          $1,900 - $2,000
  Transient................          7,200                7,000                 6,500          $2,600 - $2,800
  Membership (4)...........         20,100               17,900                17,900
Joint Ventures (5).........          8,600                8,500                13,500
                                  --------             --------              --------
                                   108,400              106,300               106,300
                                  ========             ========              ========


(1)  All ranges exclude utility and other income.
(2) Quarter ended June 30, 2006 includes 1,581 sites from discontinued operations. Quarters ended March 31, 2006 and December 31, 2005 include 2,076 sites from discontinued operations.
(3) Based on occupied sites. Average occupancy for the six months ended June 30, 2006 was approximately 90.1%.
(4) All sites are currently leased to Privileged Access with an annual rent of approximately $18.2 million.
(5) Joint Venture income is included in Equity in income from unconsolidated joint ventures.



FUNDS AVAILABLE FOR DISTRIBUTION (FAD):                         QUARTERS ENDED            SIX MONTHS ENDED
                                                            JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,
                                                              2006          2005          2006          2005
                                                            --------      --------      --------      --------
Funds from operations....................................   $ 16,347      $ 17,315      $ 43,873      $ 42,650
Non-revenue producing improvements to real estate........     (2,777)       (3,044)       (5,436)       (5,333)
                                                            --------      --------      --------      --------
  Funds available for distribution.......................   $ 13,570      $ 14,271      $ 38,437      $ 37,317
                                                            ========      ========      ========      ========

FAD per Common Share -- Basic............................   $   0.46      $   0.49      $   1.30      $   1.27
FAD per Common Share -- Fully Diluted....................   $   0.45      $   0.48      $   1.27      $   1.25
                                                            --------      --------      --------      --------


EARNINGS AND FFO PER COMMON SHARE GUIDANCE (unaudited)                FULL YEAR 2006
                                                                    LOW          HIGH
                                                                  --------     --------
Projected net income per common share - fully diluted...........  $   0.61     $   0.65
Projected depreciation and amortization.........................      1.93         1.93
Income allocated to Common OP Units.............................      0.16         0.17
                                                                  --------     --------
Projected FFO available to common shareholders..................  $   2.70     $   2.75
                                                                  ========     ========


       Funds from Operations ("FFO") is a non-GAAP financial measure. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), is an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.

       FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Funds available for distribution ("FAD") is a non-GAAP financial measure. FAD is defined as FFO less non-revenue producing capital expenditures. Investors should review FFO and FAD, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT's operating performance. FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.